CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement of our report dated October 24, 1997, relating to the financial statements of Medical Acquisition Corp. and to the reference to our firm under the caption "Experts" in the Prospectus.

/s/ RICHARD A. EISNER & COMPANY, LLP
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Richard A. Eisner & Company, LLP

New York, New York
November 4, 1997